Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned, Paul G. Douglas, President and Chief Executive Officer, and Gordon D. Maron, Vice President, Secretary/Treasurer, of PCL Employees Holdings Ltd. (the “Company”), certifies, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(i)	the Company’s annual report on Form 20-F for the fiscal year ended October 31, 2010 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 21, 2011

/s/ PAUL G. DOUGLAS
Paul G. Douglas
President and Chief Executive Officer

/s/ GORDON D. MARON
Gordon D. Maron
Vice President, Secretary/Treasurer

A signed original of this written statement required by Section 906 has been provided to PCL Employees Holdings Ltd. and will be retained by PCL Employees Holdings Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.